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                                                                    Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 1999 (except for Note 6, as to which the date is April 9, 1999), with respect to the financial statements of Guthy-Renker Internet, LLC included in the Registration Statement on Form S-1 to be filed on or about June 11, 1999 and related Prospectus of LookSmart, Ltd. for the registration of its common stock.

                                          /s/ Ernst & Young LLP

Riverside, California
June 11, 1999